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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 22, 1999, except as to the stock splits described in Note 8 and Note 13 relating to the 1997 and 1998 share and per share data, which is as of March 14, 2000, relating to the financial statements of The viaLink Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 21, 2000